UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 3, 2020
PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07572 (Commission File Number)	13-1166910 (IRS Employer Identification No.)

200 MADISON AVENUE, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number including area code: (212)-381-3500
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On June 3, 2020 (the “First Amendment Effective Date”), PVH Corp. (the “Company”), together with certain of its subsidiaries, entered into an amendment (the “Amendment”) to its existing credit agreement, dated as of April 29, 2019 (the “Original Credit Agreement” and as amended by the Amendment, the “Credit Agreement”) with the consenting lenders party thereto and Barclays Bank PLC, as administrative agent (the “Agent”).
The Amendment establishes a covenant relief period (the “Covenant Relief Period”) commencing on the First Amendment Effective Date and (unless earlier terminated by the Company in accordance with the terms of the Credit Agreement) ending on the date on which the Agent receives the Company’s compliance certificate in respect of the Company’s second fiscal quarter in its 2021 fiscal year.  During the Covenant Relief Period, the Company will not be subject to any minimum interest coverage ratio or maximum net leverage ratio financial covenant (collectively, the “Original Financial Covenants”), but is required to maintain minimum liquidity (as described in the Credit Agreement) of at least $400,000,000.  After the Covenant Relief Period, the Original Financial Covenants will again apply to the Company; however, to the extent the Covenant Relief Period is not terminated early by the Company, the Credit Agreement provides for a higher maximum net leverage ratio in the second and third fiscal quarter of the Company’s 2021 fiscal year.
The Amendment also provides that during the Covenant Relief Period (a) the applicable margin for any loan will be increased by 0.25% per annum, (b) the Company will not be permitted to make Restricted Payments (as defined in the Credit Agreement), subject to certain exceptions, and its ability to incur indebtedness and liens will be reduced and (c) if the Company’s public debt rating is downgraded to certain levels by Standard & Poor’s and Moody’s, the Company must cause each of its wholly owned United States subsidiaries (subject to certain customary exceptions) to become a guarantor under the Credit Agreement and the Company and each such subsidiary guarantor will be required to grant liens in favor of Barclays Bank PLC, as collateral agent, on their respective assets (subject to certain customary exceptions), which guarantees and liens will be released upon the Company’s public debt rating being upgraded to certain levels, all as further described in the Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President

Date: June 3, 2020